Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Graco Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Graco Inc. and will be retained by Graco Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	By:
David A. Roberts
President and Chief Executive Officer
Date:	By:
James A. Graner
Vice President and Controller
Chief Accounting Officer
Date:	By:
Mark W.Sheahan
Vice President and Treasurer
Principal Financial Officer